Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-4
(Form Type)

ATAI LIFE SCIENCES LUXEMBOURG S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c) and (f)(1)	11,053,196(1)	—	$45,760,231.44(2)	0.0001381	$6,319.49
Total Offering Amounts						$45,760,231.44		$6,319.49
Total Fees Previously Paid								$0.00
Total Fee Offsets								$0.00
Net Fee Due								$6,319.49

(1)
Calculated based on the maximum number of shares of common stock, par value $0.01 per share, of the Registrant (“Atai Delaware Common Stock”) that are expected to be outstanding as of the completion of the redomiciliation transaction described in the Registrant’s registration statement on Form S-4 (the “Registration Statement”). The number of additional shares of Atai Delaware Common Stock being registered is based on 363,280,522 ordinary shares, par value EUR 0.10 per share, of Atai Beckley N.V. (“Atai Ordinary Shares”) issued and outstanding as of December 26, 2025, plus an additional amount of shares to account for potential issuances of Atai Ordinary Shares between such date and the consummation of the Redomiciliation, minus the 352,693,006 shares of Atai Delaware Common Stock previously registered on the Registration Statement.

(2)
Calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of $45,760,231.44 of the securities being registered was calculated based on the product of (a) $4.14, the average of the high and low prices per share of Atai Ordinary Shares on the Nasdaq Global Market on December 22, 2025, multiplied by (b) 11,053,196 (which represents the number of shares of Atai Delaware Common Stock being registered hereunder, as described in footnote (1) above).